Exhibit 5.1
Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 o: 650.493.9300 f: 866.974.7329

August 8, 2023

QuantumScape Corporation

1730 Technology Drive
San Jose, California 95110

Re: Follow-On Public Offering of QuantumScape Corporation

Ladies and Gentlemen:

We have acted as counsel to QuantumScape Corporation, a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) on July 29, 2022 of a Registration Statement on Form S-3 (Registration No. 333-266419), under the Securities Act of 1933, as amended, which was declared effective on August 10, 2022 (the “Registration Statement”), the prospectus contained within the Registration Statement (the “Base Prospectus”), and the prospectus supplement to the Registration Statement dated August 3, 2023 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”).

The Prospectus Supplement relates to the offering by the Company of up to 43,125,000 shares (the “Shares”) of the Company’s Class A common stock, $0.0001 par value per share (“Common Stock”), including up to 5,625,000 shares of Common Stock that may be sold pursuant to exercise of an option to purchase additional shares granted to the underwriters. The offering of the Shares is being made pursuant to that certain underwriting agreement, dated August 3, 2023 (the “Underwriting Agreement”), by and among the Company and Evercore Group L.L.C. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.

We have examined copies of the Registration Statement, together with the documents incorporated by reference therein, and the Prospectus. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (iv) that the Underwriting Agreement has been duly authorized and validly executed and delivered by the parties thereto (other than the Company); (v) that the Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus; and (vi) the legal capacity of all natural persons.

Based on and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

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QuantumScape Corporation

August 8, 2023

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed on or about the date hereof for incorporation by reference into the Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation